Exhibit 1.1

Trinseo S.A.

Ordinary Shares, Nominal Value $0.01

Underwriting Agreement

September 19, 2016

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Bain Capital Everest Manager Holding SCA, a Luxembourg partnership limited by shares (société en commandite par actions), having its registered office located at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel and registered with the Luxembourg register of commerce and companies (“RCS”)  under number B 153.537 (the “Selling Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to Morgan Stanley & Co. LLC (the “Underwriter”) an aggregate of 10,669,567 ordinary shares (the “Shares”), nominal value $0.01 per ordinary share (“Ordinary Shares”), of Trinseo S.A., a Luxembourg public limited liability company (société anonyme), having its registered office located at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel and registered with the RCS under number B 153.459 (the “Company”).

1.                                      (A)                               The Company represents and warrants to, and agrees with, the Underwriter and the Selling Shareholder that:

(a)                                 A shelf registration statement on Form S-3 (File No. 333-210226) (together with all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, as amended at the time it becomes effective, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus included in the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; a preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any,

including all exhibits thereto and including the information contained in any prospectus supplement relating to the Shares and deemed by virtue of Rule 430B to be part of such registration statement that is filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented relating to the Shares as of immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus relating to the Shares, in the form first filed pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any reference herein to the Registration Statement, Basic Prospectus, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and to include any documents filed after such date under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein;

(b)                                 The Company meets the requirements for use of Form S-3 under the Act.  The Registration Statement is a “shelf” registration statement and complies with the requirements of Rule 415 under the Act and the Shares have been and remain eligible for registration by the Company on such “shelf” registration statement.  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (New York City time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule I(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(d)                                 The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (collectively, the “Incorporated Documents”), at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.  Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(b) hereto;

(e)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as to each part of the Registration Statement, as of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Act, and (ii) as to the Prospectus and any amendment or supplement thereto, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or any amendment or supplement thereto in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(f)                                   Except as described in the Pricing Prospectus, (x) since the date of the latest audited financial statements included or incorporated or deemed incorporated by reference in the Pricing Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than securities issued to employees of the Company pursuant to employee benefit or compensation plans, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any dividend on its capital stock and (y) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt, of the Company or any of its subsidiaries, taken as a whole (other than the grant of options, restricted stock or other awards under the 2014 Omnibus Incentive Plan as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on March 11, 2016) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(g)                                  The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case that is material to the business of the Company and its subsidiaries, taken as a whole, free and clear of all material liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Prospectus.  All assets held under lease by the Company or any of its subsidiaries that are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below);

(h)                                 Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing (to the extent such concepts exist in the jurisdiction of organization of the Company or such subsidiary) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole (such an effect, a “Material Adverse Effect”).  The Company and its subsidiaries have all corporate power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged;

(i)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus.  All of the issued shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts exist in the jurisdiction of organization of such subsidiary) and (except for directors’ qualifying shares for foreign subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as may exist pursuant to the Credit Agreement dated May 5, 2015 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”) among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc. together with Trinseo Holdings S.à r.l., and Trinseo Materials S.à r.l., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as described in the Pricing Prospectus, and such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j)                                    The Company has all requisite power to execute and deliver, and to perform its obligations under, this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company;

(k)                                 The execution and delivery by the Company of, and the compliance by the Company with, this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument (including the Credit Agreement and the indentures governing Trinseo Materials Operating S.C.A.’s and Trinseo Materials Finance, Inc.’s existing senior notes) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches or violations that would not reasonably be expected to have a Material Adverse Effect;

(l)                                     No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(m)                             Neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or by-laws (or equivalent organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument (including the Credit Agreement and the indentures governing Trinseo Materials Operating S.C.A.’s and Trinseo Materials Finance, Inc.’s existing senior notes) to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, have a Material Adverse Effect;

(n)                                 The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the caption “Material United States Federal Income Tax and Luxembourg Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o)                                 Except as described in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby.  To the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(p)                                 The Company is not, and after giving effect to the offer and sale of the Shares will not be, required to register as an “investment company” within the meaning of the Investment

Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder;

(q)                                 At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r)                                    The consolidated and/or combined historical financial statements of the Company and its subsidiaries, as applicable, together with related notes and schedules as set forth in the Pricing Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein).  The summary and selected consolidated financial data included in the Pricing Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein;

(s)                                   PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and whose report appears in the Registration Statement, the Pricing Prospectus or the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act;

(t)                                    Deloitte & Touche LLP, who has certified certain financial statements of Americas Styrenics LLC and whose report appears in the Registration Statement, the Pricing Prospectus or the Prospectus, is an independent registered public accounting firm as required by the Act with respect to Americas Styrenics LLC and the Company and its subsidiaries;

(u)                                 The Company maintains a system of internal control over financial reporting that is (1) in compliance with the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith and (2) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Pricing Prospectus, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal control over financial reporting.  The interactive data in eXtensible Business Reporting Language as exhibits to the periodic reports incorporated by reference in the Pricing Disclosure Package fairly present in all material respects the information required to be stated therein in accordance with the rules of the Commission and guidelines applicable thereto;

(v)                                 Except as disclosed in the Pricing Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the

Company’s internal controls over financial reporting, that would reasonably be expected to materially adversely affect the ability of Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in the Company’s internal controls over financial reporting that have materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting;

(w)                               The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures to the extent required by Rule 14a-15 of the Exchange Act; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, except as otherwise disclosed in the Pricing Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(x)                                 Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries or other person acting on behalf of the Company or any of its subsidiaries:  (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, the effect of which would reasonably be expected to result in a material adverse effect on the Company or its subsidiaries; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made unlawful bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments, the effect of which would reasonably be expected to result in a material adverse effect on the Company or its subsidiaries.  The Company, its subsidiaries and, to the knowledge of the Company, its and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith;

(y)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Patriot Act (as defined herein), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, all as amended, and any executive order, director or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries or any representative acting on behalf of the Company or any of its subsidiaries is currently subject to or the target of any U.S. sanctions administered by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma (Myanmar), Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of the Ukraine) (each, a “Sanctioned Country”); neither the Company nor any of its subsidiaries have knowingly engaged in during the past five years, and are not now knowingly engaged in any dealings or transactions, with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(aa)                          The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of the appropriate U.S. federal, state or non-U.S. governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect;

(bb)                          The Company and its subsidiaries each own, possess, hold, license or otherwise have the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights and know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) (“Intellectual Property”) necessary to carry on their business in all material respects (“Company Intellectual Property”); (i) to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company Intellectual Property; (ii) the Company Intellectual Property has not been adjudged invalid or unenforceable, in whole or in part; and (iii) there is no pending or threatened claim, action or proceeding (A) challenging the Company’s or its subsidiaries’ rights in or to, or the validity, enforceability or scope of, any Company Intellectual Property, or (B) alleging that the conduct of the business of the Company and its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company has not received notice of, or is aware of any facts that would form a reasonable basis for, any such claim, action or proceeding; except, in the case of (i) - (iii), as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(cc)                            The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries;

(dd)                          Except as described in the Pricing Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or to the knowledge of the Company, is threatened, in each case that would reasonably be expected to have a Material Adverse Effect;

(ee)                            The Company and each of its subsidiaries (i) is in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice nor does it otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff)                              The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, or have requested extensions thereof, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)                            Each domestic pension plan and welfare plan established or maintained by the Company and/or its subsidiaries has complied in form and operation and is in compliance with the currently applicable provisions of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended, and all other applicable laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA, or any liability under Section 4971 of the Code, except as would not reasonably be expected to have a Material Adverse Effect;

(hh)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Prospectus, or as would not reasonably be expected to have a Material Adverse Effect;

(ii)                                  The statistical and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and such data are consistent with the sources from which they are derived;

(jj)                                The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares; and

(kk)                          Since the respective dates as of which information is given in the Pricing Prospectus, as it may be amended or supplemented, there has not been any Material Adverse Effect and there has not been any material transaction entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Pricing Prospectus, as each may be amended or supplemented.

(B)                               The Selling Shareholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(a)                                 All consents, approvals, authorizations and orders necessary to be obtained by the Selling Shareholder for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

(b)                                 Neither the sale of the Shares being sold by the Selling Shareholder nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to the Selling Shareholder (provided that no representation or warranty is made in this Section 1(B)(b) with respect to the anti-fraud provisions of federal or state securities laws), (ii) certificate of formation or the limited partnership agreement or limited liability company agreement, as applicable, of the Selling Shareholder, (iii) the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or bound, or (iv) any judgment, order or decree applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder, except in the case of clauses (i), (iii) and (iv), for any such conflict, breach, violation or default that would not impair in any material respect the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of any court or governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority, Inc. of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(c)                                  The Selling Shareholder is the record owner of the Shares to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances, equities and claims (other than any such created by this Agreement or contemplated hereby) and assuming that the Underwriter acquires its interest in the Shares it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Shares delivered on the Time of Delivery (as defined in Section 4 hereof) to DTC or other securities intermediary by making payment therefor as provided herein and that has had such Shares credited to the securities account or accounts of the Underwriter maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against the Underwriter under the UCC as in effect in the State of New York with respect to such Shares;

(d)           [Reserved];

(e)           The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the distribution of the Shares by the Underwriter;

(f)            To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use by the Company in the preparation of disclosure that is responsive to the requirements contained in Item 7 of Form S-3 (such information, the “Selling Shareholder Information”), such statements or omissions did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any such statements or omissions contained in or omitted from any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, not misleading;

(g)           The Shares to be sold by the Selling Shareholder hereunder are reflected as “restricted” on the records of American Stock Transfer and Trust Company, LLC, the transfer agent for the Company’s Stock (the “Transfer Agent”).  The Selling Shareholder specifically agrees that the Shares so restricted are subject to the interests of the Underwriter hereunder, and that the Selling Shareholder will not revoke such interest or remove such restriction prior to the sales of such Shares hereunder.  The Selling Shareholder specifically agrees that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If the Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement; and

(h)           The Selling Shareholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is required to be disclosed in the Pricing Prospectus and is not so disclosed.

2.             Subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Shareholder, the Shares at a purchase price per share of $54.05.

3.             Upon the authorization by the Selling Shareholder of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)  The Shares to be purchased by the Underwriter hereunder, in book-entry form and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Shareholder, shall be delivered by or on behalf of the Selling Shareholder to the Underwriter through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholder to the Underwriter at least forty-eight hours in advance.  The Company and the Selling Shareholder will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on September 23, 2016 or such other time and date as the Underwriter and the Selling Shareholder may agree upon in writing.  Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(o) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 9:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with the Underwriter:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)            During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than filings on Form S-8 relating to the Company’s 2014 Omnibus Long-Term Incentive Plan) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than Ordinary Shares issued pursuant to equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(g)           During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)           To use its best efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”);

(i)            Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.             (a)           The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offering relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7.             The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers in connection with the distribution thereof; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents to be prepared by the Company in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares which fees disbursements of counsel will not exceed $30,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) any fees and expenses of counsel for the Selling Shareholder; (viii) all expenses (except underwriter discounts and commissions) incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriter hereunder; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as otherwise set forth in clause (ix) of the immediately preceding sentence, the Company covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriter hereunder; provided that the Underwriter agrees to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.  It is understood, however, that, except as provided in this Section and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

8.             The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Cahill Gordon & Reindel LLP, counsel for the Underwriter, shall have furnished to you such written opinion and 10b-5 letter, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request, including an opinion from NautaDutilh Avocats Luxembourg, to enable them to pass upon such matters;

(c)           Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 letter, dated the Time of Delivery, in form and substance satisfactory to you;

(d)           Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(e)           Angelo Chaclas, Chief Legal Officer of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(f)            Ropes & Gray LLP, counsel for the Selling Shareholder, shall have furnished to you their written opinion with respect to matters of New York law, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(g)           Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Selling Shareholder, shall have furnished to you their written opinion with respect to the Selling Shareholder, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(h)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP and Deloitte & Touche LLP shall have furnished to you a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(i)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(j)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k)           On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the Exchange or on the Nasdaq Stock Market (“NASDAQ”); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either United States Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)            The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;

(m)          The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each director and officer of the Company listed on Schedule II hereto, substantially to the effect set forth in Annex I hereto;

(n)           The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o)           The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section 8 and as to such other matters as you may reasonably request;

(p)           On each of the date of this Agreement and at the Time of Delivery, the Company shall have furnished or caused to be furnished to you a certificate of the chief financial officer of the Company dated as of such date to the effect that (i) certain financial and operating data identified by you was prepared utilizing information derived from the appropriate financial, accounting and corporate records of the Company and subsidiaries, (ii) such information was accurate and correct in all material respects, and (iii) such information did not omit to state a material fact necessary in order to make such statements, in the light of the circumstances under which they were made, not misleading;

(q)           [Reserved]; and

(r)            The Selling Shareholder shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Selling Shareholder reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Selling Shareholder herein at and as of the Time of Delivery, as to the performance by the Selling Shareholder of all of its obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as the Underwriter may reasonably request.

9.             (a)  The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of any Preliminary Prospectus or the Prospectus), not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b)           The Selling Shareholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information relating to the Selling Shareholder furnished to the Company by the Selling Shareholder expressly for use in the preparation of the answers to Item 7 of Form S-3; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any

Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided further, that the liability of the Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate net proceeds after underwriting discounts but before deducting expenses received by the Selling Shareholder from the Underwriter for the Shares sold by the Selling Shareholder hereunder.

(c)           The Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of any Preliminary Prospectus or the Prospectus) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.  The Company and the Selling Shareholder each acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus: the statements in the  sixth and seventh paragraphs under the heading “Underwriting” contained in the Preliminary Prospectus and the Prospectus.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholder, as the case may be, on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder, as applicable, on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Shareholder, as applicable, on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, as applicable, on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  In no event shall the aggregate liability of the Selling Shareholder under Section 9(b) and this Section 9(e) exceed the limit set forth in Section 9(b).

(f)            The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

10.          [Reserved].

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.          If for any other reason any Shares are not delivered by or on behalf of the Selling Shareholder as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Selling Shareholder shall then be under any further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13.          [Reserved].

14.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York, 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Shareholder at Bain Capital Everest Manager Holding SCA, 9A, Parc d’Activite Syrdall, L-5365 Munsbach, Grand Duché de Luxembourg, Attention: Michel Plantevin; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Shareholder, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.          The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Shareholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

18.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriter, or any of them, with respect to the subject matter hereof.

19.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the Company and the Selling Shareholder agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (such courts, collectively, the “New York Courts”) and each of the Company and the Selling Shareholder agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the Company and the Selling Shareholder agree that service of any process, summons, notice or documents by registered mail addressed to them at the respective addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any court.

20.          The Company, the Selling Shareholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (“Related Proceedings”).  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any Related Proceeding brought in any New York Court has been brought in an inconvenient forum.  To the extent that any party hereto has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each such party irrevocably waives, to the full extent permitted by applicable law, such immunity in respect of any such suit, action or proceeding.

21.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.          Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriter imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriter, the Company and the Selling Shareholder.

Very truly yours,

TRINSEO S.A.

By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer & Corporate Secretary

Signature Page to Underwriting Agreement

BAIN CAPITAL EVEREST MANAGER HOLDING SCA

By:	Bain Capital Everest Manager S.a.r.l.,
its general partner

By:	/s/ Stephen Thomas
	Name:	Stephen Thomas
	Title:	Manager

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Robert Shepardson
	Name:	Robert Shepardson
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

(a)           Issuer Free Writing Prospectuses:

None

(b)           Additional Documents Incorporated by Reference:

None

(c)                                  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

None

SCHEDULE II

Persons Delivering Lock-Up Agreements:

Christopher Pappas

Angelo Chaclas

Marilyn Horner

Martin Pugh

E. Jeffery Denton

Catherine Maxey

David Stasse

Tim Stedman

Hayati Yarkadas

Ryan Leib

Michel Plantevin

Stephen Zide

Pierre-Marie De Leener

Jeffrey Cote

Stephen Thomas

Philip Martens

Donald Misheff

Ruth Springham

Barry Niziolek

ANNEX I

[Form of Lock-Up Agreement]

Trinseo S.A.

[Form of] Lock-Up Agreement

September [    ], 2016

[BANK]

Re:  Trinseo S.A. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement with Trinseo S.A., a public limited liability company (société anonyme) existing under the laws of the Grand Duchy of Luxembourg (the “Company”), and Bain Capital Everest Manager Holding SCA (the “Selling Stockholder”), providing for a public offering (a “Public Offering”) of the ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2016.

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of each Underwriter, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ordinary shares of the Company, or any options or warrants to purchase any ordinary shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.  If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:  (a) transfers of ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares (i) if the undersigned is an individual, to an immediate family member or trust formed for the benefit of an immediate family member, or (ii) if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the undersigned, or (B) any distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options to purchase ordinary shares or the receipt of ordinary shares upon the vesting of restricted stock awards disclosed in the Prospectus and any related transfer of ordinary shares to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such ordinary shares under such restricted stock awards (or the disposition to the Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan); (c) transfers by the undersigned of securities acquired in the open market following the date of the commencement of the Public Offering; (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares; provided that such plan does provide for the transfer of the Shares during the restricted period specified in this Lock-Up Agreement and no filing or other public announcement shall be required or voluntarily made during the Lock-Up Period by the undersigned or the Company as a result of the establishment of such plan; and provided further, that in the case of any transfer or distribution pursuant to clause (a) such transfer is not for value, and that each trust, trustee or recipient of the shares transferred, as applicable, agrees to be bound in writing by the restrictions set forth herein; and provided further, that in the case of any transfer or distribution pursuant to clause (b), the restrictions and obligations contemplated by this Lock-Up Agreement shall apply to any of the Undersigned’s Shares underlying such options or awards, and all other Undersigned’s Shares and other securities subject to the terms of this Lock-Up Agreement continue to be subject to the terms of this Lock-Up Agreement; and provided further, that in the case of any transfer or distribution pursuant to clause (a), (b) or (c) that no filing by the undersigned or, with respect to clause (a), recipient of the shares transferred, in each case, under Section 16(a) of the Exchange Act, or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution during the Lock-Up Period; (e) the sale of the Shares by the Selling Stockholder to the Underwriter in connection with the Public Offering contemplated by the Underwriting Agreement; and (f) transfers of Shares pursuant to any contract, instruction or plan complying with rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; provided that a copy of such contract, instrument or plan (or any amendment, restatement, amendment and restatement, modification or supplement thereto) shall have been delivered to the Underwriter prior to the effective date of this Lock-Up Agreement.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the payment for and delivery of the Shares to be sold thereunder, the undersigned shall be automatically released from all restrictions and obligations under this Lock-Up Agreement.  In addition, this Lock-Up Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of:  (a) the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have or it has determined not to proceed with the Public Offering contemplated by the Underwriting Agreement; (b) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriter; (c) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement; or (d) October 31, 2016, in the event the Underwriting Agreement has not been executed by that date.

The undersigned understands that the Company, the Selling Stockholder and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Yours very truly,

[ ]

By:
Name:
Title:

Address: